
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Spectrum Technical L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                     240,550,643
<SECURITIES>                                         0
<RECEIVABLES>                                5,912,656<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             257,641,450<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               257,641,450<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            (5,812,374)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             7,115,151
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             12,927,525
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         12,927,525
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                12,927,525
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $5,191,582 and interest receivable of $721,074.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $11,178,151.
<F3>Liabilities include redemptions payable of $2,492,877,
accrued brokerage fees of $1,549,645 and accrued management fees of $854,976.
<F4>Total revenue includes realized trading revenue of $(176,028), net change in unrealized of $(7,731,117) and interest income of $2,094,771.

